Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. REPORTS THIRD QUARTER RESULTS

•	Net sales $72.3 million.

•	Adjusted EBITDA $2.2 million.

•	Gross margin 33.2%.

CARSON, California, November 8, 2010 — U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of automotive aftermarket parts and accessories, today reported net sales for the third quarter ended October 2, 2010 of $72.3 million compared with Q3 2009 net sales of $47.0 million. Excluding $13.6 million of revenues from the acquisition of J.C. Whitney, net sales were $58.7 million, an increase of 25% over Q3 2009 net sales. Q3 2010 net loss was $13.0 million or $0.43 per share, compared with Q3 2009 net income of $0.8 million or $0.03 per diluted share. Q3 2010’s net loss includes a valuation allowance for deferred tax assets of $11.4 million or $0.38 per share and a net loss of $2.9 million or $0.10 per diluted share related to JC Whitney of which $1.6 million of the loss net of tax was attributable to restructuring and acquisition expenses. Q3 2010 net loss also includes $0.3 million net of tax for legal fees associated with intellectual property litigation compared with $0.2 million net of tax for Q3 2009. The Company generated Adjusted EBITDA of $2.2 million for the quarter compared to $3.6 million for Q3 2009. Excluding J.C. Whitney’s Adjusted EBITDA loss of $0.1 million and related $1.6 million of restructuring and acquisition expenses as well as $0.3 million of legal fees to protect intellectual property; Adjusted EBITDA was $4.2 million, an increase of 14% over Q3 2009. For further information regarding Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to net income (loss), see non-GAAP Financial Measures below.

“Q3 2010 marks the fifth consecutive quarter where we delivered 25% or greater sales growth and double-digit Adjusted EBITDA growth” stated Shane Evangelist, Chief Executive Officer. “We continue to be very excited about our acquisition of JC Whitney including their strong brands, their customer reach in the accessories market and their product-lines that can be extended across our sites. We have been maniacally focused on accelerating Whitney’s integration onto our platform so that our skills at driving traffic, increasing selection and maximizing supply chain efficiency can be deployed. The first Whitney URL, Carparts.com (www.carparts.com), was ported over to our IT backbone at the end of October and we plan to methodically transition the remaining Whitney sites by the end of Q2 2011.”

Q3 2010 Financial Highlights

•

Net sales for Q3 2010 increased by 53.8% from Q3 2009. Excluding the acquisition of JC Whitney, Q3 2010 net sales increased 24.9% due to a 23.9% increase in online sales and a 38.1% increase in offline sales. The increase in online sales resulted from a 12.6% improvement in conversion, 8.5% growth in unique visitors and a 2.7% increase in revenue capture, partially offset by a 1.7% decline in average order value.

•

Gross profit for Q3 2010 increased 42.0% from Q3 2009. Excluding the acquisition of JC Whitney, gross profit was $19.2 million, an increase of 13.6%. Gross margin declined 2.7% to 33.2% of net sales compared with Q3. Excluding the acquisition of JC Whitney, gross margin was 32.7%. Gross margin was unfavorably impacted by increased freight expense of 1.2%, a discontinuation of high margin loyalty programs of 0.8% and 1.0% from a mix shift from body to engine parts.

•

Online advertising expense, which includes catalog costs was $5.5 million or 8.2% of Internet and catalog net sales for the third quarter of 2010. Excluding JC Whitney, online advertising expense was 7.3% of Internet net sales, down 0.1% from the prior year due to more efficient marketing spend. Marketing expense, excluding advertising expense, was $5.6 million or 7.7% of net sales for the third quarter of 2010 compared to 6.6% in the prior year period. Excluding JC Whitney, marketing expense without advertising was $4.1 million or 7.0% of Q3 2010 net sales, up 0.4% from the prior year. The increase is primarily due to higher amortization from software deployments this year and additional marketing services.

•

General and administrative expense was $8.2 million or 11.3% of net sales for the third quarter of 2010 which includes $1.6 million of integration expenses for Whitney. Excluding the acquisition of JC Whitney, Q3 2010 G&A expense was $5.6 million or 9.5% of net sales, down 1.4% from Q3 2009. This decrease reflects fixed cost leverage from higher sales.

•

Fulfillment expense was $4.1 million or 5.7% of net sales in the third quarter of 2010. Excluding the acquisition of JC Whitney, Q3 2010 fulfillment expense was 5.8% of net sales, down from 6.2% last year. The decrease is primarily due to fixed cost leverage from higher sales.

•

Technology expense was $1.7 million or 2.3% of net sales in the third quarter of 2010. Excluding the acquisition of JC Whitney, technology expense for Q3 2010 was 1.9% of net sales, down 0.4% reflecting fixed cost leverage from increased sales.

•

Capital expenditures, inclusive of non-cash accrued asset purchases and property acquired under capital leases for the third quarter of 2010 were $3.8 million, of which $0.6 million consisted of JC Whitney expenditures. Included in capital expenditures were $1.8 million of internally developed software and website development costs.

Cash, cash equivalents and investments were $30.1 million and debt was $25.0 million at October 2, 2010. The Company includes $4.1 million of auction rate preferred securities in long-term assets, in investments. Cash, cash equivalents and investments decreased by $14.2 million over the previous quarter from $12.6 million of JC Whitney related expenditures including $4.8 million net cash paid for the acquisition, $5.8 million pay down of stale accounts payable, $0.9 million for integration expenses, investments in capital expenditures of $0.6 million and $0.5 million in inventory. The remaining $1.6 million resulted primarily from an inventory build of high margin private label body and engine parts to reduce out-of-stocks.

Q3 2010 Operating Metrics

U.S. Auto Parts, Excluding JC Whitney	Q3 2010	Q3 2009	Q2 2010
Conversion Rate	1.61%	1.43%	1.58%
Customer Acquisition Cost	$6.44	$7.28	$5.93
Marketing Spend (% Internet Sales)	7.3%	7.4%	6.3%
Visitors (millions)[1]	29.4	27.1	27.8
Orders (thousands)	474	386	440
Revenue Capture (% Sales)[2]	84.4%	82.2%	83.9%
Average Order Value	$116	$118	$120

Consolidated	Q3 2010	Q3 2009	Q2 2010
Conversion Rate	1.67%	1.43%	1.58%
Customer Acquisition Cost (includes Catalog costs)	$8.29	$7.28	$5.93
Marketing Spend (% Internet & Catalog Sales)	8.2%	7.4%	6.3%
Visitors (millions)[1]	34.8	27.1	27.8
Orders (thousands)	582	386	440
Revenue Capture (% Sales)[2]	83.1%	82.2%	83.9%
Average Order Value	$121	$118	$120

[1]	Visitors do not include traffic from media properties (e.g. AutoMD).
[2]	Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment.

Non-GAAP Financial Measures

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest income (expense), net; (b) income tax provision (benefit); (c) amortization of intangibles and impairment loss; (d) depreciation and amortization; and (e) share-based compensation expense related to stock options.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as a measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; for evaluating the effectiveness of operational strategies; and for evaluating the Company’s capacity to fund capital expenditures and expand its business. The Company also believes that analysts and investors use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in our industry. Additionally, lenders or potential lenders use Adjusted EBITDA to evaluate the Company’s ability to repay loans.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The tables below reconcile net income (loss) to consolidated Adjusted EBITDA and US Auto Parts excluding the JC Whitney acquisition for the periods presented (in thousands):

Consolidated

	Thirteen Weeks Ended October 2,	Thirteen Weeks Ended October 3,	Thirty-Nine Weeks Ended October 2,	Thirty-Nine Weeks Ended October 3,
	2010	2009	2010	2009
Net income (loss)	$(13,039)	$781	$(11,030)	$731
Interest income, net	187	(32)	132	(172)
Income tax provision	10,979	604	12,154	2,436
Amortization of intangibles	919	60	1,164	580
Depreciation and amortization	2,547	1,302	6,483	3,454

EBITDA	1,593	2,715	8,903	7,029
Share-based compensation	640	854	2,112	2,701

Adjusted EBITDA	2,233	$3,569	$11,015	$9,730

Legal costs to enforce intellectual property rights	306	175	2,199	175
Charge for change in revenue recognition	—	—	411	—
Addback Legal Restructuring	355	—	355	—
Addback Other Restructuring	1,235	—	1,235	—

Pro Forma Adjusted EBITDA	$4,129	$3,744	$15,215	$9,905

U.S. Auto Parts, Excluding JC Whitney

	Thirteen Weeks Ended October 2,	Thirteen Weeks Ended October 3,	Thirty-Nine Weeks Ended October 2,	Thirty-Nine Weeks Ended October 3,
	2010	2009	2010	2009
Net income (loss)	$(10,136)	$781	$(8,127)	$731
Interest income, net	139	(32)	83	(172)
Income tax provision	10,979	604	12,154	2,436
Amortization of intangibles	124	60	369	580
Depreciation and amortization	2,197	1,302	6,132	3,454

EBITDA	3,303	2,715	10,611	7,029
Share-based compensation	640	854	2,112	2,701

Adjusted EBITDA	3,943	$3,569	$12,723	$9,730

Legal costs to enforce intellectual property rights	306	175	2,199	175
Charge for change in revenue recognition	—	—	411	—

Pro Forma Adjusted EBITDA	$4,249	$3,744	$15,333	$9,905

Conference Call

As previously announced, the Company will conduct a conference call with analysts and investors to discuss the results today, Monday, at 2:00 pm Pacific Time (5:00 pm Eastern Time). The conference call will be conducted by Shane Evangelist, Chief Executive Officer and Ted Sanders, Chief Financial Officer. Participants may access the call by dialing 1-877-941-1429 (domestic) or 1-480-629-9666 (international). In addition, the call will be broadcast live over the Internet and accessible through the Investor Relations section of the Company’s website at www.usautoparts.net where the call will be archived for two weeks. A telephone replay will be available through November 22, 2010. To access the replay, please dial 1-877-870-5176 (domestic) or 1-858-384-5517 (international), passcode 4381535. To view the press release or the financial or other statistical information required by SEC Regulation G, please visit the Investor Relations section of the U.S. Auto Parts website at investor.usautoparts.net.

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including body parts, engine parts, performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites are located at www.autopartswarehouse.com, www.jcwhitney.com, www.partstrain.com and www.AutoMD.com and the Company’s corporate website is located at www.usautoparts.net.

U.S. Auto Parts is headquartered in Carson, California.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” ”would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth, our liquidity requirements, and the status of our auction rate preferred securities. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, the Company’s ability to integrate and achieve efficiencies of acquisitions, economic downturn that could adversely impact retail sales; marketplace illiquidity; demand for the Company’s products; increases in commodity and component pricing that would increase the Company’s per unit cost and reduce margins; the competitive and volatile environment in the Company’s industry; the Company’s ability to expand and price its product offerings, control costs and expenses, and provide superior customer service; the mix of products sold by the Company; the effect and timing of technological changes and the Company’s ability to integrate such changes and maintain, update and expand its infrastructure and improve its unified product catalog; the Company’s ability to improve customer satisfaction and retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement the Company’s business plans both domestically and internationally; the Company’s cash needs, including requirements to amortize debt; regulatory restrictions that could limit the products sold in a particular market or the cost to produce, store or ship the Company’s products; any changes in the search algorithms by leading Internet search companies; the Company’s need to assess impairment of intangible assets and goodwill; and the Company’s ability to comply with Section 404 of the Sarbanes-Oxley Act and maintain an adequate system of internal controls; any remediation costs or other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

U.S. AUTO PARTS NETWORK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	October 2, 2010	January 2, 2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$24,861	$26,251
Short-term investments	1,066	11,071
Accounts receivable, net	4,549	3,383
Inventory	46,429	18,610
Deferred income taxes	253	1,513
Other current assets	12,117	3,148

Total current assets	89,275	63,976

Property and equipment, net	35,853	12,405
Intangible assets, net	16,022	3,114
Goodwill	15,303	9,772
Deferred income taxes	—	10,985
Investments	4,129	4,264
Other non-current assets	936	98

Total assets	$161,518	$104,614

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,863	$11,371
Accrued expenses	16,742	8,038
Notes payable	5,563	—
Capital leases payable, current portion	134	—
Other current liabilities	4,524	2,518

Total current liabilities	64,826	21,927

Non-current liabilities

Notes payable, net of current portion	19,437	—
Capital leases payable, net of current portion	154	—
Deferred tax liabilities	1,611	—
Other non current liabilities	671	—

Total liabilities, commitments and contingencies	86,699	21,927

Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized at October 2, 2010 and January 02, 2010; 30,378,710 and 29,893,631 shares issued and outstanding as of October 2, 2010 and January 2, 2010 respectively	30	30
Additional paid-in capital	153,086	150,084
Accumulated other comprehensive income	244	84
Accumulated deficit	(78,541)	(67,511)

Total stockholders’ equity	74,819	82,687

Total liabilities and stockholders’ equity	$161,518	$104,614

U.S. AUTO PARTS NETWORK, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(Unaudited)

	Thirteen Weeks Ended October 2,	Thirteen Weeks Ended October 3,	Thirty-Nine Weeks Ended October 2,	Thirty-Nine Weeks Ended October 3,
	2010	2009	2010	2009
Net sales	$72,349	$47,043	$181,828	$130,512
Cost of sales	48,342	30,144	119,617	83,105

Gross profit	24,007	16,899	62,211	47,407
Operating expenses:
Marketing (1)	11,145	6,351	25,496	17,367
General and administrative (1)	8,156	5,131	20,288	14,707
Fulfillment (1)	4,102	2,926	10,269	8,386
Technology (1)	1,665	1,103	3,841	3,374
Amortization of intangibles and impairment loss	919	60	1,164	580

Total operating expenses	25,987	15,571	61,058	44,414
Income (loss) from operations	(1,980)	1,328	1,153	2,993
Other income (loss):
Other income (loss)	107	25	103	2
Interest income, net	(187)	32	(132)	172

Other income (loss), net	(80)	57	(29)	174
Income (loss) before income taxes	(2,060)	1,385	1,124	3,167
Income tax provision	10,979	604	12,154	2,436

Net income (loss)	$(13,039)	$781	$(11,030)	$731

Basic net income (loss) per share	$(0.43)	$0.03	$(0.36)	$0.02
Diluted net income (loss) per share	$(0.43)	$0.03	$(0.36)	$0.02
Shares used in computation of basic net income (loss) per share	30,357,988	29,848,694	30,225,194	29,847,398
Shares used in computation of diluted net income (loss) per share	30,357,988	31,004,035	30,225,194	30,385,534

(1)	Includes share-based compensation expense as follows:

	Thirteen Weeks Ended October 2,	Thirteen Weeks Ended October 3,	Thirty-Nine Weeks Ended October 2,	Thirty-Nine Weeks Ended October 3,
	2010	2009	2010	2009
Marketing	$73	$106	$265	$322
General and administrative	447	575	1,447	1,892
Fulfillment	72	49	261	153
Technology	48	124	139	334

Total share-based compensation expense	$640	$854	$2,112	$2,701

U.S. AUTO PARTS NETWORK, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Thirty-Nine	Thirty-Nine
	Weeks Ended	Weeks Ended
	October 2,	October 3,
	2010	2009
Operating activities
Net income/(loss)	$(11,030)	$731
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	6,483	3,454
Amortization of intangibles	1,164	580
Share-based compensation expense	2,112	2,701
Non cash interest expense	9	—
Deferred taxes	12,232	2,660
Loss from disposition of assets	(15)	—
Changes in operating assets and liabilities:
Accounts receivable, net	1,433	(1,463)
Inventory	(15,871)	(4,454)
Other current assets	(5,969)	(2,128)
Other non current assets	(584)	(3)
Accounts payable and accrued expenses	6,973	7,401
Other current liabilities	1,328	660
Other non current liabilities	663	—

Net cash provided by (used in) operating activities	(1,072)	10,139

Investing activities
Additions to property and equipment	(9,798)	(6,419)
Proceeds from the sale of investments	29,409	2,150
Purchases of investments	(19,225)	(4,100)
Purchases of company-owned life insurance	(250)	—
Acquisition	(25,285)	—
Purchases of intangible assets	(1,003)	(736)

Net cash used in investing activities	(26,152)	(9,105)

Financing activities
Payments on short-term financing	(5)	(46)
Proceeds from notes payable	25,000	—
Proceeds from exercise of stock options	788	12

Net cash provided by (used in) financing activities	25,783	(34)

Effect of changes in foreign currencies	51	136
Net (decrease) increase in cash and cash equivalents	(1,390)	1,136
Cash and cash equivalents at beginning of period	26,251	32,473

Cash and cash equivalents at end of period	$24,861	$33,609

Supplemental disclosure of non-cash investing activities:
Accrued asset purchases	589	749

Supplemental disclosure of non-cash financing activities:
Property acquired under capital leases	285	—

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	97	645
Cash paid during the period for interest	103	6

Investor Contacts:

Ted Sanders, Chief Financial Officer

U.S. Auto Parts Network, Inc.

tsanders@usautoparts.com

(424) 702-1455

Budd Zuckerman, President

Genesis Select Corporation

bzuckerman@genesisselect.com

(303) 415-0200